Exhibit 4.1
                                                                     -----------

                                 Form of Warrant
                                 ---------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED,
PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IRIS INTERNATIONAL, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                            IRIS INTERNATIONAL, INC.

REDEEMABLE WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK

Warrant No.:__________

Date of Issuance:  April __, 2004

Iris International, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms and conditions of this Warrant and of that certain Securities Purchase Agreement, dated April 19, 2004 by and between the Company and the holder (as such agreement may be amended, supplemented and modified from time to time, the "Purchase Agreement"), to purchase from the Company, upon surrender of this Warrant (as defined below) at its principal office in the United States located at 9172 Eton Avenue, Chatsworth, California 91311 (or such other location as the Company may advise the holder hereof in writing), at any time or times on or after the date hereof, but not after 5:00 p.m., Eastern Standard Time, on the Expiration Date (as defined below), ______________ fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price per share provided in
Section 1 of this Warrant, such Exercise Price and such number of shares of Common Stock to be delivered upon exercise of the Warrant being subject to adjustment as provided in Section 9 of this Warrant. This Warrant is redeemable by the Company in accordance with the terms and conditions set forth in Section 4 of this Warrant. Capitalized terms used herein but not defined shall have the same meanings assigned to them in the Purchase Agreement.

Section 1. Definitions. The following terms as used in this Warrant shall have the following meanings:

"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are required by law to remain closed.

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"Common  Stock" means (i) the common  stock,  par value $0.01 per share,  of the
Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

"Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

"Exercise Delivery Documents" shall have the meaning specified in Section 2(a) hereof.

"Exercise Price" shall be equal to $7.80, subject to further adjustment as hereinafter provided.

"Expiration  Date"  means  April 19,  2009 or,   if such date does not fall on a
Business Day, then the next Business Day.

"Person" means an individual,  a limited liability   company,  a partnership,  a
joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

"Principal Market" means the Nasdaq National Market ("Nasdsaq") or if the Common Stock is not traded on the Nasdaq, the then principal securities exchange or trading market for the Common Stock.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Trading Day" shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

"Trading Price" of a security on any date of determination means:

      (1) the closing sales price as reported by the Nasdaq National Market on such date;

      (2) if such security is not so reported, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on such date;

      (3) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

      (4) if such security is not listed on a U.S. national or regional securities exchange, the last price quoted by Interactive Data Corporation for such security on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

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

      (5) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

      (6) if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of convertible securities selected by the Company for this purpose.

"Transfer Agent" has the meaning specified in Section 2(a) hereof.

"Warrant" means this Warrant and the other warrants to purchase shares of Common Stock issued pursuant to the Purchase Agreement and all warrants issued in exchange, transfer or replacement thereof.

"Warrant Date" has the meaning specified in Section 3 hereof.

"Warrant Shares" means all shares of Common Stock issuable upon exercise of the Warrants.

      The definition of certain other terms are specified in Section 9 hereof.

Section 2. Exercise of Warrant.

      (a) Subject to the terms and conditions hereof, including, without limitation, Section 2(c), this Warrant may be exercised by the holder hereof then registered as such on the books of the Company, in whole or in part, at any time on any Business Day on or after the date hereof and prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date by: (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company and the Company's designated transfer agent (the "Transfer Agent"), of such holder's election to exercise all or a portion of this Warrant; (ii) the surrender of this Warrant to the Company; and (iii) the payment of the aggregate Exercise Price to the Company by wire transfer or by certified bank check payable to the order of the Company in United States dollars (the items to be delivered pursuant to clauses (i), (ii) and (iii) above collectively are referred to herein as the " Exercise Delivery Documents"); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 of this Warrant shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this
Section 2(a) and Section 2(c), the Company shall, within three (3) Business Days after receipt of the Exercise Delivery Documents, issue and deliver to the address specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery the certificates evidencing such Warrant Shares.

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      (b) Unless the rights  represented  by this Warrant  shall have expired or shall have been fully exercised, the Company shall, within three (3) Business Days after receipt of the Exercise Delivery Documents, and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

      (c) Notwithstanding anything contained in this Warrant to the contrary, this Warrant cannot be exercised, either in whole or in part, except by a holder who, at the time of exercise, is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

      (d) Notwithstanding anything contained in this Warrant to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates evidencing such fractional shares. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In lieu of any fractional shares, there shall be paid to the holder an amount of cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 2(d), the current market value of a share of Common Stock shall be the Trading Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise.

      (e) The holder may utilize a Cashless Exercise, as provided below, if the Holder's Warrant Shares are not subject to an effective Registration Statement. The holder, upon a Cashless Exercise of the Warrant, will receive upon such exercise the "Net Number" of shares of Common Stock as determined according to the following formula (a "Cashless Exercise"):

                  X     =     Y x (A - B)
                              -----------
                                  A

            For purposes of the foregoing formula:

      X = the Net Number of shares of Common Stock to be issued to the Holder.

      Y = the number of shares of Common Stock subject to this Warrant for which the Warrant is being exercised.

      A = the Current Market Value of one share of Common Stock on the date this Warrant is being exercised.

      B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise, as adjusted.

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      (f) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 2, then the holder will have the right to rescind such exercise.


      (g) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 2, and if after such third Trading Day and prior to the receipt of such Warrant Shares, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the Warrant Shares which the holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the holder, either reinstate the portion of the Warrant and equivalent number of Warrant
Shares for which such exercise was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In.

Section 3. Date; Duration. The issue date of this Warrant is April __, 2004 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect at 5:00 pm Eastern Standard Time on the Expiration Date.

Section 4. Redemption. This Warrant may be redeemed at the option of the Company, at a redemption price of $0.10 per share of Common Stock issuable upon exercise of the Warrant (the "Redemption Price"), at any time after the first anniversary of the Closing Date, provided that the Trading Price for the Common Stock, as reported by the Principal Market, shall have equaled or exceeded 175% of the then current Exercise Price (a "Qualifying Price") for any 20 Trading
Days in any 30 Trading Day period (a "Qualifying Period") ending within 5 Trading Days of the Notice of Redemption (as defined below), provided further that (i) all of the shares of Common Stock issuable hereunder either (A) are registered for resale pursuant to an effective Registration Statement (as defined in the Purchase Agreement) which is available for sales of such shares of Common Stock at all times commencing on the first day of the Qualifying Period and ending on the redemption date or (B) no longer constitute Registrable Shares (as defined in the Purchase Agreement) and (ii) the average daily trading volume of the Common Stock during Qualifying Period is greater than 100,000 shares per day as reported by the Principal Market. In the event the Exercise Price is adjusted pursuant to Section 9 hereof, the Redemption Price shall be subject to adjustment by the same percentage change as the percentage change in the Exercise Price. Holders shall be given notice of redemption ("Notice of Redemption") at least 30 days prior to the date fixed for redemption of the Warrant. Each Notice of Redemption shall state:

            (i) the redemption date;

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            (ii) the date by which the redemption right must be exercised;

            (iii) the Redemption Price;

            (iv) a description of the procedure which a holder of the Warrant must follow to exercise a redemption right, and the place or places where such Warrants are to be surrendered for payment of the Redemption Price;

            (v) that on the redemption date the Redemption Price will become due and payable upon each such Warrant designated by the holder to be repurchased; and

            (vi) the place or places that the Warrant certificate shall be delivered.

On and after the date fixed for redemption set forth in the Notice of Redemption, the holder of this Warrant shall have no rights with respect to the Warrants except, upon surrender of this Warrant, to receive the Redemption Price for each share of Common Stock issuable upon exercise of this Warrant. This Warrant may be exercised up to and including the redemption date specified in such Notice of Redemption.

Section 5. Taxes.

      (a) The Company shall pay any and all documentary, stamp, transfer and other similar taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

      (b) Notwithstanding any other provision of this Warrant, for income tax purposes, the holder or any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company's reasonable satisfaction that it is exempt from such requirement.

      (c) The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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Section  6.  Warrant  Holder  Not  Deemed a  Stockholder.  Except  as  otherwise specifically provided herein, prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7.  Compliance with Securities Laws.

      (a) The holder of this Warrant, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and was not organized for the specific purpose of acquiring the Warrants or Warrant Shares.

      (b) The holder of this Warrant understands that, until the end of the holding period under Rule 144(k) of the Securities Act (or any successor provision) this Warrant (and all securities issued in exchange therefor or in substitution thereof, other than Warrant Shares, which shall bear the legend set forth in Section 7(c) of this Warrant, if applicable) shall bear a legend in substantially the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IRIS INTERNATIONAL, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION FROM COUNSEL
            REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                                       7
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The legend set forth above  shall be removed  and the Company  shall issue a new certificate evidencing a new Warrant of like tenor and aggregate number of shares and which shall not bear the restrictive legends required by this Section 7(b): (i) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of the Warrant, as appropriate, may be made without registration under the Securities Act, or (ii) upon expiration of the two year holding period under Rule 144(k) of the Securities Act (or any successor rule); provided that the holder of the Warrant is not and has not been within 3 months prior to such date, an "affiliate" of the Company (as such term is defined in Rule 144 of the Securities Act) (in which event such holding period shall be deemed to have expired when such holder has not been an "affiliate" of the Company for the preceding three-month period) .. The Company shall not require such opinion of counsel for the sale of Warrants in accordance with Rule 144 of the Securities Act in the event that the holder
provides  such   representations  that  the  Company  shall  reasonably  request confirming compliance with the requirements of Rule 144.

      (c) Subject to the terms of this clause (c), any certificate representing the Warrant Shares shall bear a legend in substantially the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR IRIS INTERNATIONAL, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

The legend set forth above shall be removed and the Company shall issue the Warrant Shares without such legend to the holder of the Warrant Shares upon which it is stamped, (i) if the Warrant Shares have been resold or transferred pursuant to a registration statement that was effective at the time of such transfer, (ii) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment, pledge or transfer of the Warrant Shares may be made without registration under the Securities Act, or (iii) upon expiration of the applicable two year holding period under Rule 144(k) of the

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Securities Act (or any successor rule);  provided that the holder of the Warrant
Shares is not and has not been within 3 months prior to such date, an "affiliate" of the Company (as such term is defined in Rule 144 of the Securities Act) (in which event such holding period shall be deemed to have expired when such holder has not been an "affiliate" of the Company for the preceding three-month period). The Company shall not require such opinion of counsel for the sale of the Warrant Shares in accordance with Rule 144 of the Securities Act, provided that the holder provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144. The Company shall irrevocably instruct its transfer agent that, upon presentation to the transfer agent of a completed Certificate of Subsequent Sale (attached as Exhibit E to the Purchase Agreement), the transfer agent shall thereupon re-issue a stock certificate representing the number of shares sold without the legend set forth above.

Section 8.  Ownership and Transfer.

      (a) The Company shall maintain at its principal office designated on the first page of this Agreement or such other office or agency of the Company as it may designate by notice to the holder hereof (provided that such other designated office shall be located in the United States) (a "Designated Office"), a register for this Warrant (the "Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant has been issued. Upon the transfer of any Warrants in accordance with the provisions of clause (b) below, the Company shall record the name and address of such new holder(s) as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

      (b) This Warrant and all rights hereunder shall be assignable and transferable by the holder hereof to a Permitted Transferee upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the Company's Designated Office. For the purposes of this Warrant, a "Permitted Transferee" shall mean any person who (a) is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) delivers to the Company his, her or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

Section 9. Adjustment of Exercise Price and Number of Shares Issuable Upon Exercise. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date of this Warrant fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares referred to in
(i) above constituting such dividend or other distribution. Such reduction in the Exercise Price shall become effective immediately after the opening of business on the day following the record date. If any dividend or distribution

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

of the type described in this Section 9(a) of this Warrant is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that otherwise then be in effect if such dividend or distribution had not been declared.

      (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (c) The Company may make such reductions in the Exercise Price, in addition to those required by Sections 9(a) or (b) of this Warrant, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

      (d) No  adjustment  in the  Exercise  Price shall be  required  under this
Section 9 unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 9(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the no par value of the Common Stock.

      (e) Notice to Holders of Warrants Prior to Certain Actions. In case:

            (1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exercise Price pursuant to this Section 9;

            (2) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

            (3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be provided to the holder of this Warrant at such address appearing in the Warrant Register at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 9(e). In addition, whenever the Exercise Price is adjusted as provided in this Section 9, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of each Warrant at his last address in the Warrant Register within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice nor any defect therein shall not effect the legality or validity of any such adjustment.

            (f) In any case in which this Section 9 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 2(c) of this Warrant.

            (g) Upon each  adjustment  of the  Exercise  Price  pursuant to this
Section 9, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. The adjustment pursuant to this Section 9(g) to the number of Warrant Shares purchasable upon exercise of a Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 9.


Section 10. Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11. Notice. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

                        If to the Company:
                              Iris International, Inc.
                              9172 Eton Avenue
                              Chatsworth, California 91311
                              Attn:  Mr. Cesar M. Garcia
                              Tel:  818-709-1244
                              Fax:  818-337-7400

                        with a copy to:
                              Sheppard Mullin Richter & Hampton, LLP
                              800 Anacapa Street
                              Santa Barbara, CA 93101
                              Attn:  Joseph E. Nida, Esq.
                              Tel:  (805) 879-1811
                              Fax: (805) 568-1955

                        If to the Transfer Agent:
                              Continental Stock and Transfer Co.
                              17 Battery Place
                              New York, New York 10004
                              Telephone: (212) 509-4000
                              Facsimile: (212) 616-7608
                              Attention: Richard Biscovich

If to a holder of this Warrant, to it at the address and facsimile number set forth on the signature page to the Purchase Agreement or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant.

Section 12. Amendments. This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and holders of a majority of Warrant Shares represented by all Warrants. Such amendment, change, waiver, discharge or termination shall be binding on the Company and all of the Warrant holder's assignees and transferees. No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

Section 13. Obligations Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company's assets or other similar transactions and shall inure to the benefit of the holder hereof and its successors, permitted assigns and legal representatives.

Section 14. Limitation on Exercise.

      (a) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, the Holder may waive the provisions of this Section 14(a), but any waiver will not be effective until the 61st day after delivery of such notice.

      (b) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This restriction may not be waived.

Section 15. Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. The Company, and by its acceptance hereof, the holder of this Warrant each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Company and such holder anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company, and by its acceptance hereof, the holder of this Warrant each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company, and by its acceptance hereof, the holder of this Warrant each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16. Descriptive Headings. The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of day and year first above written.

                                          COMPANY:

                                          IRIS INTERNATIONAL, INC.



                                          By:
                                             ---------------------------------
                                          Its:
                                             --------------------------------

                              EXHIBIT A TO WARRANT

                             FORM OF EXERCISE NOTICE

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock ("Warrant Shares") of Iris International, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant. The undersigned holder hereby represents and warrants to the Company as follows:

      (a) The undersigned holder is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act; and

      (b) The undersigned holder has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act.

Date: _______________, ____

----------------------------------                   --------------------------
Name of Registered Holder                            Tax ID of Registered Holder
                                                     (if applicable)
By:
   ---------------------------------
Its:
    --------------------------------

                                 ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock and Transfer Co. to issue the above indicated number of shares of Common Stock issuable upon exercise of the Warrant to the designated holder.

                                          IRIS INTERNATIONAL, INC.


                                          By:
                                             ---------------------------
                                          Its:
                                              --------------------------

                             EXHIBIT B TO WARRANT

                              FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the common stock of IRIS INTERNATIONAL, INC., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_

                                          ------------------------------------
                                          By:
                                             ---------------------------------
                                          Its:
                                              --------------------------------